Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Duff & Phelps Corporation:

We consent to the use of our reports dated February 25, 2009, except for Notes 2, 4, 17 and 19 which are dated as of October 15, 2009, with respect to the consolidated balance sheets of Duff & Phelps Corporation and subsidiaries (the “Successor”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income/(loss), and cash flows for the year ended December 31, 2008 and the period from October 4, 2007 to December 31, 2007; the consolidated statements of operations, unitholders’ equity and comprehensive income/(loss), and cash flows of Duff & Phelps Acquisitions, LLC (the “Predecessor”) for the period from January 1, 2007 to October 3, 2007 and the year ended December 31, 2006, the related consolidated financial statements schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated herein by reference.

Our report on the consolidated financial statements dated February 25, 2009, except for Notes 2, 4 17 and 19 which are dated October 15, 2009 refers to the commencement of operations on October 4, 2007 of Duff & Phelps Corporation, the adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, as of January 1, 2008, the retroactive application of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements and of FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities which were adopted as of January 1, 2009, and the retroactive application of Duff & Phelps Corporation’s change in segment structure in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information.

/s/ KPMG LLP

New York, New York

October 15, 2009